               ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT
               ------------------------------------------------

     This is an Assignment, Assumption and Recognition Agreement made this 30th day of September, 1998, among Salomon Brothers Realty Corp. (the "Seller"), Wilshire Real Estate Investment Trust Inc. (the "Purchaser") and National Mortgage Sales Corporation (the "Company").

     In consideration of the mutual promises contained herein the parties hereto agree that the mortgage loans listed on Exhibit One annexed hereto (the "Mortgage Loans") now interim serviced by the Company for the Seller pursuant to the Mortgage Loan Purchase and Interim Servicing Agreement (the "Purchase Agreement"), dated as of September 1, 1998, between the Seller and the Company shall be subject to the terms of this Agreement.

                                  WARRANTIES
                                  ----------

     1. (a) The Company and the Seller warrant and represent that attached hereto as EXHIBIT TWO is a true, accurate and complete copy of the Purchase Agreement, which Purchase Agreement is in full force and effect as of the date hereof and which has not been amended or modified in any respect nor has any notice of termination been given thereunder.

          (b) The Seller warrants and represents that it is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any claim or encumbrance whatsoever.

          (c) The Seller hereby warrants and represents to the Purchaser that no event has occurred from September 29, 1998 with respect to a Mortgage Loan to the date hereof that would result in any representation and warranty made pursuant to Subsection 7.02 of the Purchase Agreement being untrue if made as of the date hereof with respect to the Mortgage Loans (other than any statistical information with respect to the Mortgage Loans and any changes due to the receipt of payments on the Mortgage Loans, adjustment of the Mortgage Interest Rates on the Mortgage Loans and similar changes, which information as reflected on EXHIBIT ONE hereto is accurate in all material respects as of September 1,
1998). In the event of a breach of the foregoing representation and warranty which materially and adversely affects the value of any Mortgage Loan or the Purchaser's interest therein, the Seller shall repurchase such affected Mortgage Loan at a repurchase price equal to the unpaid principal balance of such Mortgage Loan plus accrued interest at the net Mortgage Interest Rate from the paid through date of the Mortgage Loan to the first day of the month following the month in which such repurchase is effected; provided, that to the extent that the Company would otherwise be required to repurchase a Mortgage Loan due to the breach of any of the representations and warranties that are made or deemed to have been made by the Company as of September 29, 1998, then the Company (and not the Seller) shall be required to repurchase the affected Mortgage Loan, and the Purchaser shall have no remedy against the Seller. It is understood and agreed that the obligations of the Seller set forth in this
Section 1(c) to repurchase an affected Mortgage Loan constitutes the sole remedy of the Purchaser respecting a breach of the representation and warranty made in this Section 1(c).

                           ASSIGNMENT AND ASSUMPTION
                           -------------------------

     2. The Seller hereby assigns to the Purchaser (i) all of its right, title and interest in and to the Mortgage Loans and (ii) all of its right, title, and interest in, to, and under the Purchase Agreement to the extent of the Mortgage Loans, and the Purchaser hereby assumes all of the Seller's obligations under the Purchase Agreement with respect to the Mortgage Loans from and after the date hereof, and the parties hereto agree that the Seller shall be relieved and released of all of its obligations under the Purchase Agreement to the extent of the Mortgage Loans from and after the date hereof.

                         RECOGNITION OF THE PURCHASER
                         ----------------------------

     3. From and after the date hereof, the Company shall recognize the Purchaser as the owner of the Mortgage Loans and will interim service the Mortgage Loans for the Purchaser as if the Purchaser and the Company had entered into a separate servicing agreement for the servicing of the Mortgage Loans in the form of the Purchase Agreement, the terms of which are incorporated herein by reference. It is the intention of the Seller, the Company and the Purchaser that this Agreement will be a separate and distinct agreement, and the entire agreement, between the Company and the Purchaser to the extent of the Mortgage Loans and shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


                                                 SALOMON BROTHERS REALTY CORP.,
                                                         Seller

                                                 By:____________________________
                                                 Name:__________________________
                                                 Title:_________________________


                                                 WILSHIRE REAL ESTATE INVESTMENT
                                                 TRUST, INC.
                                                         Purchaser


                                                 By:____________________________
                                                 Name:__________________________
                                                 Title:_________________________


                                                 NATIONAL MORTGAGE SALES
                                                 CORPORATION
                                                         Company


                                                 By:____________________________
                                                 Name:__________________________
                                                 Title:_________________________

================================================================================



            MORTGAGE LOAN PURCHASE AND INTERIM SERVICING AGREEMENT



                       ________________________________


                         SALOMON BROTHERS REALTY CORP.
                                   Initial Purchaser

                       ________________________________


                      NATIONAL MORTGAGE SALES CORPORATION
                                  Seller and Interim Servicer



                       ________________________________



                         Dated as of September 1, 1998
                        Adjustable Rate Mortgage Loans



================================================================================

                               TABLE OF CONTENTS


                                                                                                         Page
SECTION 1.     Definitions.............................................................................   1
               -----------
SECTION 2.     Agreement to Purchase...................................................................  12
               ---------------------
SECTION 3.     Mortgage Loan Schedule..................................................................  12
               ----------------------
SECTION 4.     Purchase Price..........................................................................  12
               --------------
SECTION 5.     Examination of Mortgage Files...........................................................  13
               -----------------------------
SECTION 6.     Conveyance from Seller to Initial Purchaser.............................................  14
               -------------------------------------------
     Subsection 6.01.     Conveyance of Mortgage Loans; Possession of Servicing Files..................  14
                          -----------------------------------------------------------
     Subsection 6.02.     Books and Records............................................................  15
                          -----------------
     Subsection 6.03.     Delivery of Mortgage Loan Documents..........................................  15
                          -----------------------------------

SECTION 7.     Representations, Warranties and Covenants of the Seller; Remedies for Breach............  16
               -----------------------------------------------------------------------------
     Subsection 7.01.     Representations and Warranties Respecting the Seller.........................  16
                          ----------------------------------------------------
     Subsection 7.02.     Representations and Warranties Regarding Individual Mortgage Loans...........  18
                          ------------------------------------------------------------------
     Subsection 7.03.     Remedies for Breach of Representations and Warranties........................  24
                          -----------------------------------------------------
     Subsection 7.04      Repurchase of Certain Mortgage Loans.........................................  26
                          ------------------------------------
     Subsection 7.05      Principal Prepayments in Full................................................  27
                          -----------------------------

SECTION 8.     Closing.................................................................................  27
               -------
SECTION 9.     Closing Documents.......................................................................  28
               -----------------
SECTION 10.    Costs...................................................................................  29
               -----
SECTION 11.    Seller's Servicing Obligations..........................................................  29
               ------------------------------
     Subsection 11.01     Seller to Act as Servicer....................................................  29
                          -------------------------
     Subsection 11.02     Collection of Mortgage Loan Payments.........................................  30
                          ------------------------------------
     Subsection 11.03     Realization Upon Defaulted Mortgage Loans....................................  30
                          -----------------------------------------
     Subsection 11.04     Establishment of Custodial Accounts; Deposits in Custodial Accounts..........  32
                          -------------------------------------------------------------------
     Subsection 11.05     Permitted Withdrawals From the Custodial Account.............................  34
                          ------------------------------------------------
     Subsection 11.06     Establishment of Escrow Accounts: Deposits in Escrow Accounts................  35
                          -------------------------------------------------------------
     Subsection 11.07     Permitted Withdrawals From Escrow Account....................................  35
                          -----------------------------------------
     Subsection 11.08     Payment of Taxes, Insurance and Other Charges................................  36
                          ---------------------------------------------

     Subsection 11.09     Transfer of Accounts.......................................................... 36
                          --------------------
     Subsection 11.10     Maintenance of Hazard Insurance............................................... 36
                          -------------------------------
     Subsection 11.11     Maintenance of Mortgage Impairment Insurance Policy........................... 37
                          ---------------------------------------------------
     Subsection 11.12     Fidelity Bond; Errors and Omissions Insurance................................. 38
                          ---------------------------------------------
     Subsection 11.13     Title, Management and Disposition of REO Property............................. 38
                          -------------------------------------------------
     Subsection 11.14     Distributions................................................................. 40
                          -------------
     Subsection 11.15     Remittance Reports............................................................ 41
                          ------------------
     Subsection 11.16     Statements to the Purchaser................................................... 41
                          ---------------------------
     Subsection 11.17     Real Estate Owned Reports..................................................... 42
                          -------------------------
     Subsection 11.18     Liquidation Reports........................................................... 42
                          -------------------
     Subsection 11.19     Assumption Agreements......................................................... 42
                          ---------------------
     Subsection 11.20     Satisfaction of Mortgages and Release of Mortgage Files....................... 43
                          -------------------------------------------------------
     Subsection 11.21     Servicing Advance Reimbursement............................................... 44
                          -------------------------------
     Subsection 11.22     Servicing Compensation........................................................ 44
                          ----------------------
     Subsection 11.23     Statement as to Compliance.................................................... 44
                          --------------------------
     Subsection 11.24     Independent Public Accountants' Servicing Report.............................. 45
                          ------------------------------------------------
     Subsection 11.25     Access to Certain Documentation............................................... 45
                          -------------------------------
     Subsection 11.26     Notification of Adjustments................................................... 46
                          ---------------------------
     Subsection 11.27     Sub-Servicing Agreements Between Seller and Sub-Servicers..................... 46
                          ---------------------------------------------------------
     Subsection 11.28     Successor Sub-Servicers....................................................... 47
                          -----------------------
     Subsection 11.29     Liability of the Seller....................................................... 47
                          -----------------------
     Subsection 11.30     No Contractual Relationship Between Sub-Servicers and Purchaser............... 48
                          ---------------------------------------------------------------

SECTION 12.    [Reserved]............................................................................... 48

SECTION 13.    The Seller............................................................................... 48
               ----------
     Subsection 13.01.    Additional Indemnification by the Seller...................................... 48
                          ----------------------------------------
     Subsection 13.02.    Merger or Consolidation of the Seller......................................... 48
                          -------------------------------------
     Subsection 13.03.    Limitation on Liability of the Seller and Others.............................. 49
                          ------------------------------------------------
     Subsection 13.04.    Seller Not to Resign.......................................................... 49
                          --------------------
     Subsection 13.05.    No Transfer of Servicing...................................................... 49
                          ------------------------

SECTION 14.    Default.................................................................................. 50
               -------
     Subsection 14.01.    Events of Default............................................................. 50
                          -----------------
     Subsection 14.02.    Waiver of Defaults............................................................ 51
                          ------------------

SECTION 15.    Termination.............................................................................. 51
               -----------
SECTION 16.    Successor to the Seller.................................................................. 52
               -----------------------
SECTION 17.    Financial Statements..................................................................... 53
               --------------------
SECTION 18.    Mandatory Delivery; Grant of Security Interest........................................... 53
               ----------------------------------------------

SECTION 19.       Notices......................................................................  54
                  -------
SECTION 20.       Severability Clause..........................................................  54
                  -------------------
SECTION 21.       Counterparts.................................................................  55
                  ------------
SECTION 22.       Governing Law................................................................  55
                  -------------
SECTION 23.       Intention of the Parties.....................................................  55
                  ------------------------
SECTION 24.       Successors and Assigns.......................................................  55
                  ----------------------
SECTION 25.       Waivers......................................................................  56
                  -------
SECTION 26.       Exhibits.....................................................................  56
                  --------
SECTION 27.       Nonsolicitation..............................................................  56
                  ---------------
SECTION 28.       General Interpretive Principles..............................................  56
                  -------------------------------
SECTION 29.       Reproduction of Documents....................................................  56
                  -------------------------
SECTION 30.       Further Agreements...........................................................  57
                  ------------------

                                   EXHIBITS

          EXHIBIT 1    FORM OF SELLER'S OFFICER'S CERTIFICATE

          EXHIBIT 2    FORM OF OPINION OF COUNSEL TO THE SELLER

          EXHIBIT 3    [INTENTIONALLY OMITTED]

          EXHIBIT 4    CONTENTS OF EACH MORTGAGE FILE

          EXHIBIT 5    FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT

          EXHIBIT 6    FORM OF ESCROW ACCOUNT LETTER AGREEMENT

          EXHIBIT 7    MORTGAGE LOAN DOCUMENTS

          EXHIBIT 8    FORM OF MONTHLY DATA REPORT

          SCHEDULE I  MORTGAGE LOAN SCHEDULE

            MORTGAGE LOAN PURCHASE AND INTERIM SERVICING AGREEMENT
            ------------------------------------------------------


          This is a MORTGAGE LOAN PURCHASE AND INTERIM SERVICING AGREEMENT (the "Agreement"), dated as of September 1, 1998, by and between Salomon Brothers Realty Corp., having an office at Seven World Trade Center, New York, New York 10048 (the "Initial Purchaser," and the Initial Purchaser or the Person, if any, to which the Initial Purchaser has assigned its rights and obligations hereunder as Purchaser with respect to a Mortgage Loan, and each of their respective successors and assigns, the "Purchaser") and National Mortgage Sales Corporation, having an office at 7600 East Orchard Road, Suite 330S, Englewood, Colorado 80111-4943 (the "Seller").

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, certain pools of 6 month LIBOR adjustable rate mortgage loans (the "Mortgage Loans") as described herein on a servicing released basis, and which shall be delivered as whole loans on the date provided herein (the "Closing Date");

          WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule, which is to be annexed hereto on the Closing Date as Schedule I;
                                         ----------

          WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the conveyance, interim servicing and control of the Mortgage Loans; and

          WHEREAS, following its purchase of the Mortgage Loans from the Seller, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer in a whole loan or participation format or a public or private mortgage-backed securities transaction;

          NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

          SECTION 1.  Definitions.  For purposes of this Agreement the following
                      -----------
capitalized terms shall have the respective meanings set forth below.

          Adjustment Date:  With respect to each Mortgage Loan, the date set
          ---------------
forth in the related Mortgage Note on which the Mortgage Interest Rate on the Mortgage Loan is adjusted in accordance with the terms of the Mortgage Note.

          Agreement:  This Mortgage Loan Purchase and Interim Servicing
          ---------
Agreement including all exhibits, schedules, amendments and supplements hereto.

          Appraised Value:  With respect to any Mortgaged Property, the lesser
          ---------------
of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements for appraisers set forth in the NMC Non-Conforming Program Guide, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements for appraisers set forth in the NMC Non-Conforming Program Guide. Each appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

          Assignment of Mortgage:  An individual assignment of the Mortgage,
          ----------------------
notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located, when the Purchaser's name is filled in as the assignee, to give record notice of the sale of the Mortgage to the Purchaser.

          Bankruptcy Act:  The Bankruptcy Reform Act of 1978, as amended (Title
          --------------
11 of the United States Code).

          Business Day:  Any day other than a Saturday or Sunday, or a day on
          ------------
which banking and savings and loan institutions in the State of Colorado or the State of New York are authorized or obligated by law or executive order to be closed.

          Cash-Out Refinancing:  A Refinanced Mortgage Loan the proceeds of
          --------------------
which were in excess of the principal balance of all existing mortgage loans secured by the related Mortgaged Property and related closing costs, and were used to pay off all liens on the related Mortgaged Property and related closing costs, and, in some cases, other indebtedness of the Mortgagor, and in connection with which the Mortgagor retains one percent or more of the principal balance of the Refinanced Mortgage Loan after the pay-off of such liens and indebtedness.

          Closing Date: September 29, 1998.
          ------------

          Closing Documents:  The documents required pursuant to Section 9.
          -----------------

          Code:  The Internal Revenue Code of 1986, or any successor statute
          ----
thereto.

          Condemnation Proceeds:  All awards, compensation and settlements in
          ---------------------
respect of a taking of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain.

          Confirmation:  With respect to the Mortgage Loans purchased and sold
          ------------
on the Closing Date, the letter agreement, dated September 18, 1998, between the Initial Purchaser and the Seller, setting forth the terms and conditions of such transaction and describing the Mortgage Loans to be purchased by the Purchaser on the Closing Date.

          Custodial Account:  The separate account or accounts, each of which
          -----------------
shall be an Eligible Account, created and maintained by the Seller or a Sub-Servicer pursuant to this Agreement, which shall be entitled
"__________________________, as servicer, in trust for the Purchaser and various Mortgagors, Adjustable Rate Mortgage Loans".

          Cut-off Date: September 1, 1998.
          ------------

          Debt Consolidation Refinancing: A Refinanced Mortgage Loan, the
          ------------------------------
proceeds of which were used to satisfy the then-existing first mortgage loan and any subordinated mortgage loan(s) and other liens on the related Mortgaged Property and to pay related closing costs, and which were used to pay other indebtedness of the Mortgagor, and in connection with which the Mortgagor retains either no cash or cash in an amount less than one percent of the initial principal balance of such Refinanced Mortgage Loan from the proceeds of such Refinanced Mortgage Loan.

          Deleted Mortgage Loan:  A Mortgage Loan replaced or to be replaced by
          ---------------------
a Qualified Substitute Mortgage Loan.

          Determination Date:  With respect to each Distribution Date, the
          ------------------
fifteenth (15th) day of the calendar month in which such Distribution Date occurs or, if such fifteenth (15th) day is not a Business Day, the Business Day immediately preceding such fifteenth (15th) day.

          Distribution Date:  The eighteenth (18th) day of each month,
          -----------------
commencing on the eighteenth (18th) day of the month next following the month in which the Cut-off Date occurs, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately following such eighteenth
(18th) day.

          Due Date:  With respect to each Distribution Date, the day of the
          --------
calendar month in which such Distribution Date occurs, which is the day on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

          Due Period:  With respect to each Distribution Date, the period
          ----------
commencing on the second day of the month preceding the month of the Distribution Date and ending on the first day of the month of the Distribution Date.

          Eligible Account:  Either (i) an account or accounts maintained with a
          ----------------
federal or state chartered depository institution or trust company, the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by S&P or Prime-1 by Moody's (or a comparable rating if another rating agency is specified by the Initial Purchaser by written notice to the Seller) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.

          Escrow Account:  The separate trust account or accounts created and
          --------------
maintained by the Seller or a Sub-Servicer pursuant to this Agreement which shall be entitled "__________________________, as servicer, in trust for the Purchaser and various Mortgagors, Adjustable Rate Mortgage Loans."

          Escrow Payments:  The amounts constituting ground rents, taxes,
          ---------------
assessments, water charges, sewer rents, Primary Mortgage Insurance Policy premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

          Event of Default:  Any one of the events enumerated in Subsection
          ----------------
14.01.

          FDIC:  The Federal Deposit Insurance Corporation or any successor
          ----
thereto.

          FHLMC:  The Federal Home Loan Mortgage Corporation or any successor
          -----
thereto.

          Final Recovery Determination:  With respect to any defaulted Mortgage
          ----------------------------
Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller pursuant to this Agreement), a determination made by the Seller that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Seller, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Seller shall maintain records, prepared by a servicing officer of the Seller, of each Final Recovery Determination.

          FNMA:  The Federal National Mortgage Association or any successor
          ----
thereto.

          Gross Margin:  With respect to any Mortgage Loan, the fixed percentage
          ------------
amount set forth in the related Mortgage Note and the Mortgage Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the new Mortgage Interest Rate for such Mortgage Loan.

          HUD:  The United States Department of Housing and Urban Development or
          ---
any successor thereto.

          Index:  On each Adjustment Date, the applicable index shall be a rate
          -----
per annum equal to the average of interbank offered rates for six-month U.S. dollar deposits in the London Market based on quotations of major banks, as published by The Wall Street Journal, using the most recent figure available as
             -----------------------
of the first Business Day of the month immediately preceding the month in which each Adjustment Date occurs. If the Index ceases to be available, the Seller shall choose a new Index based on comparable information.

          Insurance Proceeds:  With respect to each Mortgage Loan, proceeds of
          ------------------
insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

          Initial Purchaser: Salomon Brothers Realty Corp. or any successor.
          -----------------

          Interim Servicing Period: With respect to any Mortgage, the period
          ------------------------
during which the Seller shall service the Mortgage Loans in accordance with the provisions of this Agreement, commencing on the Closing Date and ending on the earlier to occur of (i) the close of business on the thirtieth (30th) day following the Closing Date (or if such day is not a Business Day, the Business Day immediately following such day), or such later date as specified by the Purchaser at its sole discretion in a written notice from the Purchaser to the Seller or (ii) such date as of which the Purchaser and Seller agree to terminate such period.

          Liquidation Event:  With respect to any Mortgage Loan or REO Property,
          -----------------
either of the following events: (i) a Final Recovery Determination is made as to such Mortgage Loan or REO Property; or (ii) such Mortgage Loan or REO Property is removed from this Agreement by reason of its being repurchased, sold or replaced pursuant to or as contemplated by any provision of this Agreement.

          Liquidation Proceeds:  Amounts, other than Insurance Proceeds and
          --------------------
Condemnation Proceeds, received in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of REO Property.

          Loan-to-Value Ratio or LTV:  With respect to any Mortgage Loan as of
          -------------------    ---
any date of determination, the ratio on such date of the outstanding principal amount of the Mortgage Loan to the Appraised Value of the Mortgaged Property.

          Maximum Mortgage Interest Rate:  With respect to each Mortgage Loan, a
          ------------------------------
rate that is set forth on the Mortgage Loan Schedule and in the related Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be increased on any Adjustment Date.

          Minimum Mortgage Interest Rate:  With respect to each Mortgage Loan, a
          ------------------------------
rate that is set forth on the Mortgage Loan Schedule and in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be decreased on any Adjustment Date.

          Monthly Payment:  With respect to any Mortgage Loan, the scheduled
          ---------------
combined payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date, which may be changed on any Adjustment Date as provided in the related Mortgage Note.

          Moody's:  Moody's Investors Service, Inc. or its successor in
          -------
interest.

          Mortgage:  The mortgage, deed of trust or other instrument creating a
          --------
first lien on Mortgaged Property securing the Mortgage Note.

          Mortgagee:  The mortgagee or beneficiary named in the Mortgage and the
          ---------
successors and assigns of such mortgagee or beneficiary.

          Mortgage File:  The items pertaining to a particular Mortgage Loan
          -------------
referred to in Exhibit 4 annexed hereto, and any additional documents required
               ---------
to be added to the Mortgage File pursuant to this Agreement.

          Mortgage Interest Rate:  With respect to each Mortgage Loan, the
          ----------------------
annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate, (i) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Interest Rate in effect immediately following the Cut-off Date and (ii) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum of the applicable Index plus the related Gross Margin rounded, in some cases, to the next highest multiple of 0.125%, and, in other cases, to the nearest multiple of 0.125%; provided that the Mortgage Interest Rate on such Mortgage Loan on any Adjustment Date shall never be (a) more than the lesser of (1) the sum of the Mortgage Interest Rate in effect immediately prior to the Adjustment Date plus the related Periodic Rate Cap, if any, and (2) the related Maximum Mortgage Interest Rate or, (b) less than the greater of (1) the remainder of the Mortgage Interest Rate in effect immediately prior to the Adjustment Date minus the related Periodic Rate Cap, if any, and (2) the related Minimum Mortgage Interest Rate.

          Mortgage Loan:  Each mortgage loan sold, assigned and transferred to
          -------------
the Purchaser pursuant to this Agreement and identified on the Mortgage Loan Schedule annexed to this Agreement on such Closing Date, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds,

Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

          Mortgage Loan Documents:  The documents listed in Exhibit 7 hereto
          -----------------------                           ---------
pertaining to any Mortgage Loan.

          Mortgage Loan Schedule:  The schedule of Mortgage Loans to be annexed
          ----------------------
hereto as Schedule I on the Closing Date which shall be delivered not less than
          ----------
three (3) days prior to the Closing Date in both hard copy and floppy disk, such schedule setting forth the following information with respect to each Mortgage
Loan: (1) the Seller's Mortgage Loan identifying number; (2) the Mortgagor's first and last name; (3) the street address of the Mortgaged Property including the state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied; (5) the type of Residential Dwelling constituting the Mortgaged Property; (6) the original number of months to maturity; (7) the original date of the Mortgage; (8) the Loan-to-Value Ratio at origination; (9) the Mortgage Interest Rate in effect immediately following the Cut-off Date; (10) the date on which the first Monthly Payment was or is to be due on the Mortgage Loan; (11) the stated maturity date; (12) the amount of the Monthly Payment at origination;
(13) the amount of the Monthly Payment as of the Cut-off Date; (14) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance; (15) the original principal amount of the Mortgage Loan; (16) the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date; (17) the first Adjustment Date; (18) the Gross Margin; (19) a code indicating the purpose of the loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing, Debt-Consolidation Refinancing); (20) the Maximum Mortgage Interest Rate under the terms of the Mortgage Note; (21) the Minimum Mortgage Interest Rate under the terms of the Mortgage Note; (22) the Mortgage Interest Rate at origination; (23) the Periodic Rate Cap; (24) a code indicating the documentation style (i.e., full, alternative or reduced); (25) a code indicating if the Mortgage Loan is subject to a Primary Mortgage Insurance Policy; (26) the first Adjustment Date immediately following the Cut-off Date;
(27) the Index; (28) the Appraised Value of the Mortgaged Property; (29) the sale price of the Mortgaged Property, if applicable; (30) the actual unpaid principal balance of the Mortgage Loan as of the Cut-off Date; (31) the Servicing Fee; and (32) the combined Loan-to-Value Ratio at origination. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average remaining term to maturity of the Mortgage Loans.

          Mortgage Note:  The original executed note or other evidence of the
          -------------
Mortgage Loan indebtedness of a Mortgagor.

          Mortgaged Property:  The Mortgagor's real property securing repayment
          ------------------
of a related Mortgage Note, consisting of a fee simple interest in a single contiguous parcel of real property improved by a Residential Dwelling.

          Mortgagor:  The obligor on a Mortgage Note, the owner of the Mortgaged
          ---------
Property and the grantor or mortgagor named in the related Mortgage and such grantor's or mortgagor's successor's in title to the Mortgaged Property.

          Net Mortgage Rate:  With respect to any Mortgage Loan (or the related
          -----------------
REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Interest Rate for such Mortgage Loan minus the Servicing Fee Rate.

          NMC Non-Conforming Program Guide: National Mortgage Corporation's "NMC
          --------------------------------
Non-Conforming Program Guide", as in effect on the Closing Date and as identified to the Initial Purchaser by the Seller in connection with the Initial Purchaser's examination of Mortgage Files pursuant to Section 5.

          Officer's Certificate:  A certificate signed by the President or an
          ---------------------
Executive Vice President or a Vice President, and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Person on behalf of whom such certificate is being delivered.

          Opinion of Counsel:  A written opinion of counsel, who may be salaried
          ------------------
counsel for the Person on behalf of whom the opinion is being given, reasonably acceptable to each Person to whom such opinion is addressed.

          Pass-Through Transfer:  The sale or transfer of some or all of the
          ---------------------
Mortgage Loans by the Purchaser to a trust to be formed as part of a publicly issued or privately placed mortgage-backed securities transaction.

          Periodic Rate Cap:  With respect to each Mortgage Loan and any
          -----------------
Adjustment Date therefor, a number of percentage points per annum that is set forth in the Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase (without regard to the Maximum Mortgage Interest Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

          Person:  An individual, corporation, partnership, joint venture,
          ------
association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          Preliminary Servicing Period:  With respect to any Mortgage Loan, the
          ----------------------------
period commencing on the Closing Date and ending on the date the Seller enters into a Reconstitution Agreement which amends or restates the servicing provisions of this Agreement.

          Principal Prepayment:  Any payment or other recovery of principal on a
          --------------------
Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon (which, if such penalty or premium has been waived by the Seller or an affiliate of the Seller or otherwise not collected despite still being in effect, shall be paid by the Seller to the Purchaser), which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          Purchase Price:  The price paid on the Closing Date by the Purchaser
          --------------
to the Seller pursuant to the Confirmation in exchange for the Mortgage Loans purchased on the Closing Date as calculated as provided in Section 4.

          Qualified Substitute Mortgage Loan:  A mortgage loan substituted for a
          ----------------------------------
Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Interest Rate not less than (and not more than one percentage point in excess of) the Mortgage Interest Rate of the Deleted Mortgage Loan, (iii) have a Net Mortgage Rate equal to the Net Mortgage Rate of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (v) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (vi) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (vii) conform to each representation and warranty set forth in Subsection 7.02 of this Agreement and (viii) have a per annum rate at which the Servicing Fee accrues equal to 0.50% per annum. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Interest Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Interest Rates, the Net Mortgage Rates described in clause (iii) hereof shall be determined on the basis of weighted average Net Mortgage Rates satisfied as to each such mortgage loan, the terms described in clause (iv) shall be determined on the basis of weighted average remaining terms to maturity, the Loan-to-Value Ratios described in clause (vi) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (vii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

          Rate/Term Refinancing:   A Refinanced Mortgage Loan, the proceeds of
          ---------------------
which were used to satisfy the then-existing first mortgage loan and any subordinated mortgage loan(s) and other liens on the related Mortgaged Property and to pay related closing costs, but were not used to pay any other indebtedness of the Mortgagor, and in connection with which the Mortgagor retains either no cash or cash in an amount less than one percent of the initial principal balance of such Refinanced Mortgage Loan from the proceeds of such Refinanced Mortgage Loan.

          Reconstitution Agreement:  Any agreement or agreements entered into by
          ------------------------
the Seller and the Purchaser, with or without any third Persons, on any Reconstitution Date with respect to a Pass-Through Transfer or Whole Loan Transfer of one or more Mortgage Loans serviced hereunder.

          Reconstitution Date:  The date or dates on which any or all of the
          -------------------
Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Whole Loan Transfer or Pass-Through Transfer pursuant to Section 12 hereof.

          Record Date:  With respect to each Distribution Date, the last
          -----------
Business Day of the month immediately preceding the month in which such Distribution Date occurs.
          Refinanced Mortgage Loan:  A Mortgage Loan the proceeds of which were
          ------------------------
not used to purchase the related Mortgaged Property.

          REMIC:  A "real estate mortgage investment conduit" within the meaning
          -----
of Section 860D of the Code.

          REO Account:  The separate trust account or accounts created and
          ------------
maintained by the Seller or a Sub-Servicer pursuant to this Agreement which shall be entitled "____________________, in trust for the Purchaser, as of [date of acquisition of title], Adjustable Rate Mortgage Loans".

          REO Disposition:  The final sale by the Seller of any REO Property.
          ---------------

          REO Property:  A Mortgaged Property acquired as a result of the
          ------------
liquidation of a Mortgage Loan.

          Repurchase Price:  With respect to any Mortgage Loan, a price equal to
          ----------------
(i)(A) prior to the earlier of the Reconstitution Date with respect to the Mortgage Loan, or twelve (12) months after the date hereof, the product of the Stated Principal Balance of such Mortgage Loan times the greater of (x) the Purchase Price percentage as stated in the Confirmation and (y) 100%, and (B) thereafter, the Stated Principal Balance of such Mortgage Loan, plus (ii) interest on such Stated Principal Balance at the Mortgage Interest Rate from and including the last Due Date through which interest has been paid by or on behalf of the Mortgagor to the first day of the month following the date of repurchase, less amounts received in respect of such repurchased Mortgage Loan which are being held in the Custodial Account (or by any successor servicer or other agent of the Purchaser) for distribution in connection with such Mortgage Loan.

          Residential Dwelling:  Any one of the following: (i) a detached one-
          --------------------
family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project eligible under the NMC Non-Conforming Program Guide, or (iv) a detached one-family dwelling in a planned unit development, none of which is a co-operative, a mobile home or a manufactured home which is not real estate under applicable state law.

          Servicing Advances:  All customary, reasonable and necessary "out-of-
          ------------------
pocket" costs and expenses incurred by the Seller in the performance of its servicing obligations, including, but not limited to, the cost of (i) preservation, restoration and repair of a Mortgaged Property, (ii) any enforcement or judicial proceedings with respect to a Mortgage Loan, including foreclosure actions, (iii) the management and liquidation of REO Property and
(iv) advances of insurance premiums, taxes, assessments and other charges unpaid by the Mortgagor.

          Servicing Fee:  With respect to each Mortgage Loan, the amount of the
          -------------
annual servicing fee the Purchaser shall pay to the Seller, which shall, for each month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the unpaid principal balance of the Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respectively which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 11.05) of related Monthly Payment collected by the Seller, or as otherwise provided under Section 11.05.

          Servicing Fee Rate:  The per annum rate at which the Servicing Fee
          ------------------
accrues, which rate shall be equal to 0.50% per annum.

          Servicing File:  With respect to each Mortgage Loan, the file retained
          --------------
by the Seller consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or its designee and copies of the Mortgage Loan Documents.

          S&P:  Standard & Poor's Ratings Services or its successor in interest.
          ---

          Stated Principal Balance:  As to each Mortgage Loan as of any date of
          ------------------------
determination, (i) the principal balance of the Mortgage Loan as of the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not collected from the Mortgagor on or before such date, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal.

          Sub-Servicer:  Any mortgage loan servicing institution other than the
          ------------
Seller which is responsible for the servicing and administration of any Mortgage Loan or any successor appointed pursuant to any Sub-Servicing Agreement.

          Sub-Servicing Agreement:  Each agreement providing for the servicing
          -----------------------
of any of the Mortgage Loans by a Sub-Servicer.

          Sub-Servicing Fee:  As to each Mortgage Loan, the monthly fee payable
          -----------------
to the Sub-Servicer, paid by the Seller from its Servicing Fee.

          Whole Loan Transfer:  Any sale or transfer of some or all of the
          -------------------
Mortgage Loans by the Purchaser to a third party, which sale or transfer is not a Pass-Through Transfer.

          SECTION 2.  Agreement to Purchase.  The Seller agrees to sell, and
                      ---------------------
the Initial Purchaser agrees to purchase, Mortgage Loans having an aggregate principal balance on the Cut-off Date in an amount as set forth in the Confirmation, or in such other amount as agreed by the Initial Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Initial Purchaser on the Closing Date.

          SECTION 3.  Mortgage Loan Schedule.  The Seller shall deliver the
                      ----------------------
Mortgage Loan Schedule to the Initial Purchaser at least three (3) days prior to the Closing Date.

          SECTION 4.  Purchase Price.  The Purchase Price for each Mortgage
                      --------------
Loan listed on the Mortgage Loan Schedule shall be the percentage of par as stated in the Confirmation (subject to adjustment as provided therein), multiplied by its Stated Principal Balance as of the Cut-off Date. If so provided in the Confirmation, portions of the Mortgage Loans shall be priced separately.

          In addition to the Purchase Price as described above, the Initial Purchaser shall pay to the Seller, at closing, accrued interest on the Stated Principal Balance of each Mortgage Loan as of the Cut-off Date at its Mortgage Interest Rate from the Cut-off Date through the day prior to the Closing Date, both inclusive, less the Servicing Fee Rate, pro rated on the basis of a 30-day month.

          The Purchaser shall own and be entitled to receive with respect to each Mortgage Loan purchased, (1) all scheduled principal due after the Cut-off Date, (2) all other recoveries of principal collected after the Cut-off Date (provided, however, that all scheduled payments of principal due on or before the Cut-off Date and collected by the Seller after the Cut-off Date shall belong to the Seller), and (3) all payments of interest on the Mortgage Loans net of the Servicing Fee (minus that portion of any such interest payment that is allocable to the period prior to the Cut-off Date). The Stated Principal Balance of each Mortgage Loan as of the Cut-off Date is determined after application to the reduction of principal of payments of principal due on or before the Cut-off Date whether or not collected. Therefore, for the purposes of this Agreement, payments of scheduled principal and interest prepaid for a Due Date beyond the Cut-off Date shall not be applied to the principal balance as of the Cut-off Date. Such prepaid amounts (minus the applicable Servicing Fee) shall be the property of the Purchaser. The Seller shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser, for remittance by the Seller to the Purchaser on the first Distribution Date. All payments of principal and interest, less the applicable Servicing Fee, due on a Due Date following the Cut-off Date shall belong to the Purchaser.

          In addition to the above, the Seller hereby assigns to the Purchaser, effective upon the Seller's receipt of the Purchase Price, all of the Seller's rights (which may be enforced independently from this Agreement) and remedies (which are in addition to the Purchaser's remedies set forth in this Agreement and not in lieu thereof) under that certain letter agreement, dated September 29, 1998, between National Mortgage Corporation ("NMC") and the Seller, under which NMC made certain representations, warranties and covenants to the Seller with respect to the Mortgage Loans.

          SECTION 5.  Examination of Mortgage Files.  In addition to the rights
                      -----------------------------
granted to the Initial Purchaser under the Confirmation to underwrite the Mortgage Loans and review the Mortgage Files prior to the Closing Date, prior to the Closing Date, the Seller shall (a) deliver to the Purchaser or its designee in escrow, for examination with respect to each Mortgage Loan to be purchased, the related Mortgage File, including the Assignment of Mortgage, pertaining to each Mortgage Loan, or (b) make the related Mortgage File available to the Initial Purchaser for examination at the Seller's offices or such other location as shall otherwise be agreed upon by the Initial Purchaser and the Seller. Such examination may be made by the Initial Purchaser or its designee at any reasonable time before or after the Closing Date. If the Initial Purchaser makes such examination prior to the Closing Date and identifies any Mortgage Loans which do not satisfy the underwriting standards set forth in the NMC Non-Conforming Program Guide (except to the extent that there are compensating factors reasonably acceptable to the Initial Purchaser), such Mortgage Loans may, at the Initial Purchaser's option, be rejected for purchase by the Initial Purchaser. If the Initial Purchaser makes such examination after the Closing Date and identifies any Mortgage Loans that do not conform to the NMC Non-Conforming Program Guide (except to the extent that there are compensating factors reasonably acceptable to the Initial Purchaser), such Mortgage Loans shall, if requested by the Initial Purchaser within thirty (30) days after the Closing Date, be repurchased by the Seller pursuant to Subsection 7.03. If not purchased by the Initial Purchaser or if repurchased by the Seller, such Mortgage Loans shall be deleted from the Mortgage Loan Schedule. The Initial Purchaser may, at its option and without notice to the Seller, purchase all or a portion of the Mortgage Loans without conducting any partial or complete examination. The fact that the Initial Purchaser has conducted or has determined not to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's (or any of its successors') rights to demand repurchase or other relief or remedy provided for in this Agreement.

          SECTION 6.  Conveyance from Seller to Initial Purchaser.
                      -------------------------------------------

          Subsection 6.01.  Conveyance of Mortgage Loans; Possession of
                            -------------------------------------------
                            Servicing Files.
                            ---------------

          The Seller, simultaneously with the payment of the Purchase Price does hereby sell, transfer, assign, set over and convey to Salomon Brothers Realty Corp. as the Initial Purchaser under this Agreement, without recourse, but subject to the terms of this Agreement, all rights, title and interest of the Seller in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Subsection 6.03 of this Agreement, the Seller has delivered to the Initial Purchaser or its designee the documents for each Mortgage Loan to be purchased as set forth in Exhibit 7. The contents of each related Servicing File required to be retained by the Seller to service the Mortgage Loans pursuant to this Agreement and thus not delivered to the Purchaser are and shall be held in trust by the Seller for the benefit of the Purchaser as the owner thereof. The Seller's possession of any portion of each such Servicing File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to this Agreement, and such retention and possession by the Seller shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File and Servicing File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Seller at the will of the Purchaser in such custodial capacity only. The Servicing File retained by the Seller pursuant to this Agreement shall be appropriately identified in the Seller's computer system to clearly reflect the sale of the related Mortgage Loan to the Purchaser. The Seller shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to Subsection 7.03.

          Subsection 6.02.  Books and Records.
                            -----------------

          Record title to each Mortgage and the related Mortgage Note as of the Closing Date shall be in the name of the Seller, the Initial Purchaser or one or more designees of the Purchaser, as such designee(s) may be designated by the Initial Purchaser. Notwithstanding the foregoing, beneficial ownership of each Mortgage and the related Mortgage Note shall be vested solely in the Purchaser or the appropriate designee of the Purchaser, as the case may be, upon payment of the Purchase Price. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller after the Cut-off Date on or in connection with a Mortgage Loan as provided in Section 4 shall be vested on the Closing Date, upon the Purchaser's payment of the Purchase Price, in the Purchaser or one or more designees of the Purchaser; provided, however, that all such funds received on or in connection with a Mortgage Loan as provided in Section 4 shall be received and held by the Seller in trust for the benefit of the Purchaser or the assignee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

          It is the express intention of the parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage Loans by the Seller and not a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. Consequently, the sale of each Mortgage Loan shall be reflected as a sale on the Seller's business records, tax returns and financial statements.

          Subsection 6.03.  Delivery of Mortgage Loan Documents.
                            -----------------------------------

          The Seller shall, at least three (3) days prior to the Closing Date, deliver and release to the Purchaser or its designee those Mortgage Loan Documents as required by Exhibit 7 hereto with respect to each Mortgage Loan to
                         ---------
be purchased and sold on the Closing Date and set forth on the Mortgage Loan Schedule delivered with such Mortgage Loan Documents.

          The Seller shall forward to the Purchaser or its designee original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two (2) weeks of their execution, provided, however, that the Seller shall provide the Purchaser or its designee with a certified true copy of any such document submitted for recordation within two (2) weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original promptly upon the Seller's receipt of such original document or such certified copy of an original document from the applicable public recording office. In the event that the Seller cannot deliver the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 180 days following the Closing Date, the Seller shall provide the Purchaser with an Officer's Certificate stating that the Seller has been unable to deliver such document because of a delay caused by the applicable recording office.

          SECTION 7.  Representations, Warranties and Covenants of the Seller;
                      --------------------------------------------------------
                      Remedies for Breach.
                      -------------------

          Subsection 7.01. Representations and Warranties Respecting the Seller.
                           ----------------------------------------------------

          The Seller represents, warrants and covenants to the Purchaser as of the Closing Date and as of such date specifically provided herein:

          (i) The Seller is duly organized, validly existing and in good standing under the laws of the State of Colorado and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement;

          (ii) The Seller has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

          (iii) The execution and delivery of this Agreement by the Seller and the performance of and compliance with the terms of this Agreement will not violate the Seller's articles of incorporation or by-laws or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or its assets;

          (iv) The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

          (v) National Mortgage Corporation is an approved seller/servicer for FNMA and FHLMC in good standing and is a HUD approved mortgagee pursuant to
Section 203 of the National Housing Act. No event has occurred, including but not limited to a change in insurance coverage, which would make National Mortgage Corporation unable to comply with FNMA, FHLMC or HUD eligibility requirements or which would require notification to FNMA, FHLMC or HUD;

          (vi) The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

          (vii) The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other Mortgage Loan Documents have been delivered to the Purchaser or its designee. With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File in compliance with Exhibit 4, except for such documents
                                          ---------
as have been delivered to the Purchaser or its designee;

          (viii) Immediately prior to the payment of the Purchase Price for each Mortgage Loan, the Seller was the owner of record of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and upon the payment of the Purchase Price by the Purchaser, in the event that the Seller retains record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto during the Interim Servicing Period in trust for the Purchaser as the owner thereof and only for the purpose of servicing and supervising the servicing of each Mortgage Loan during the Interim Servicing Period;

          (ix) There are no actions or proceedings against, or investigations of, the Seller before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement;

          (x) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

          (xi) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions;

          (xii) The information delivered by the Seller to the Purchaser with respect to the Seller's loan loss, foreclosure and delinquency experience for the twelve (12) months immediately preceding the Closing Date on adjustable rate level payment mortgage loans underwritten to the same standards as the Mortgage Loans and covering mortgaged properties similar to the Mortgaged Properties, is true and correct in all material respects; and

          (xiii) Neither this Agreement nor any written statement, report or other document prepared and furnished or to be prepared and furnished by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

          Subsection 7.02.  Representations and Warranties Regarding Individual
                            ---------------------------------------------------
                            Mortgage Loans.
                            --------------

          The Seller hereby represents and warrants to the Purchaser that, as to each Mortgage Loan, as of the Closing Date:

          (i) The information set forth in the Mortgage Loan Schedule is complete, true and correct;

          (ii) All payments required to be made prior to the Cut-off Date for such Mortgage Loan under the terms of the Mortgage Note have been made; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage;

          (iii) There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

          (iv) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Purchaser or its designee; the substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Purchaser or its designee and the terms of which are reflected in the Mortgage Loan Schedule;

          (v) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

          (vi) All buildings upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of Subsection 11.10. All such insurance policies contain a standard mortgagee clause naming the loan originator, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect, which policy conforms to the requirements of the NMC Non-Conforming Program Guide. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

          (vii) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans have been complied with;

          (viii) The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

          (ix) The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Seller has full right to sell and assign the same to the

Purchaser. Except to the extent that the Mortgage Loan Schedule reflects a difference between the LTV and the combined LTV, the Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

          (x) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by (A) bankruptcy, insolvency or reorganization laws or other similar laws affecting creditors' rights generally or (B) general principles of equity, whether considered in a proceeding at law or in equity;

          (xi) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person;

          (xii) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

          (xiii) The Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage (and National Mortgage Corporation is the sole record owner thereof) and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

          (xiv) All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located;

          (xv) The Mortgage Loan is covered by an American Land Title Association lender's title insurance policy acceptable under the NMC Non-Conforming Program Guide, issued by a title insurer acceptable under the NMC Non-Conforming Program Guide and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (ix)(a) and (b) above) the loan originator, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest

Rate and Monthly Payment. Additionally, such lender's title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured under such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

          (xvi) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration (other than a payment delinquency of less than thirty (30) days), and the Seller has not waived any default, breach, violation or event of acceleration;

          (xvii) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

          (xviii) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. Each appraisal has been performed in accordance with the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989;

          (xix) The Mortgage Loan was originated by National Mortgage Corporation or by a savings and loan association, a savings bank, a commercial bank or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD;

          (xx) Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Interest Rate. With respect to each Mortgage Loan, the Mortgage Note is payable monthly in Monthly Payments which are changed on each Adjustment Date to an amount which will fully amortize the Stated Principal Balance of the Mortgage Loan over its remaining term at the Mortgage Interest Rate. The Mortgage Note does not permit negative amortization. No Mortgage Loan is convertible to a fixed rate mortgage loan;

          (xxi) The origination and collection practices used by the Seller and the loan originator with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry. The Mortgage

Loan has been serviced by the Seller and any predecessor servicer in accordance with the terms of the Mortgage Note. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, the Seller or its Sub-Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note;

          (xxii) The Mortgaged Property is free of damage and waste that would materially adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use of which the premises were intended and there is no proceeding pending for the total or partial condemnation thereof;

          (xxiii) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure. The Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws, in either case since the origination of the related Mortgage Loan. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers and Sailors Civil Relief Act of 1940;

          (xxiv) The Mortgage Loan was underwritten in accordance with underwriting standards which are acceptable under the NMC Non-Conforming Program Guide; and the Mortgage Note and Mortgage are on forms acceptable under the NMC Non-Conforming Program Guide;

          (xxv) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (ix) above;

          (xxvi) The Mortgage File contains an appraisal of the related Mortgaged Property made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by the Mortgage Loan's originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of the NMC Non-Conforming Program Guide;

          (xxvii) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

          (xxviii) No Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor or (b) paid by any source other than the Mortgagor or contains any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

          (xxix) The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans and rescission materials with respect to Refinanced Mortgage Loans, and such statement is and will remain in the Mortgage File;

          (xxx) No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

          (xxxi) Except for the credit rating of the related Mortgagor, the Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that should reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value of the Mortgage Loan;

          (xxxii) At origination, the Mortgaged Property was lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

          (xxxiii) No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

          (xxxiv) The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

          (xxxv) Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable under the NMC Non-Conforming Program Guide. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

          (xxxvi)   No Mortgage Loan has a balloon payment feature;

          (xxxvii) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

          (xxxviii) If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the applicable Qualified Insurer's eligibility requirements under the NMC Non-Conforming Program Guide;

          (xxxix)   The Mortgage Loan was not prepaid in full prior to the
Closing Date; and

          (xl) To the Seller's actual knowledge, without independent investigation, the Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos, and neither the Seller nor, to the Seller's actual knowledge, without independent investigation, the related Mortgagor, has received any notice of any violation or potential violation of such law.

          Subsection 7.03.  Remedies for Breach of Representations and
                            ------------------------------------------
                            Warranties.
                            ----------

          It is understood and agreed that the representations and warranties set forth in Subsections 7.01 and 7.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or lack of examination of any Mortgage File. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

          Within sixty (60) days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty which materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans, the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Subsection 7.01 in a manner that materially and adversely affects the value of a Mortgage Loan or Mortgage Loans or the interest of the Purchaser in such Mortgage Loan or Mortgage Loans and such breach cannot be cured within sixty
(60) days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the Seller at the Repurchase Price. The Seller may, with the consent of the Purchaser and assuming that the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans. If the Seller has no Qualified Substitute Mortgage Loan, or does not wish to substitute, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan(s) pursuant to the foregoing provisions of this Subsection 7.03 shall occur on a date designated by the Purchaser and shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Distribution Date.

          At the time of substitution or repurchase of any deficient Mortgage Loan, the Purchaser and the Seller shall arrange for the reassignment of the deficient or repurchased Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Purchaser or its designee relating to the deficient or repurchased Mortgage Loan. In the event the Repurchase Price is deposited in the Custodial Account, the Seller shall, simultaneously with such deposit, give written notice to the Purchaser that such deposit has taken place. Upon such repurchase the Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

          As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the Seller shall effect such substitution by delivering to the Purchaser or its designee for such Qualified Substitute Mortgage Loan or Loans the Mortgage Loan Documents. The Seller shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by the Seller. For the month of substitution, distributions to the Purchaser will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan from the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Sections 7.01 and 7.02.

          For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). An amount equal to the product of the amount of such shortfall multiplied by the Repurchase Price shall be distributed by the Seller in the month of substitution. Accordingly, on the date of such substitution the Seller will deposit from its own funds into the Custodial Account an amount equal to such amount.

          In addition to such cure, repurchase and substitution obligation, the Seller shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller's representations and warranties contained in this Section
7. It is understood and agreed that the obligations of the Seller set forth in this Subsection 7.03 to cure or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Subsection 7.03 constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

          Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Subsections 7.01 or
7.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above within the applicable cure period, and (iii) demand upon the Seller by the Purchaser for compliance with the relevant provisions of this Agreement.

          Subsection 7.04  Repurchase of Certain Mortgage Loans.
                           ------------------------------------

          In the event that a Mortgagor fails to make the first monthly payment required to be made under the terms of the related Mortgage Note within fifty-nine (59) days of the Due Date therefor then, in such case, the Seller shall repurchase the affected Mortgage Loan at the Repurchase Price, which shall be paid as provided for in Subsection 7.03.

          Subsection 7.05  Principal Prepayments in Full.
                           -----------------------------

          In the event that the principal balance due on a Mortgage Loan is paid in full by the related Mortgagor on or before December 31, 1998, the Seller shall remit to the Purchaser (to be paid by the Seller out of its own funds without reimbursement therefor) within two (2)

Business Days an amount equal to the product of the Principal Prepayment in full and the excess, if any, of the Purchase Price percentage as stated in the Confirmation over 100% (reduced, but not below $0, by the amount of any prepayment penalty received by the Purchaser with respect to the Mortgage Loan).

          SECTION 8.  Closing.  The closing shall take place on the Closing
                      -------
Date. At the Purchaser's option, the closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

          The closing for the Mortgage Loans to be purchased on the Closing Date shall be subject to each of the following conditions:

          (a) all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

          (b) the Initial Purchaser shall have received, or the Initial Purchaser's attorneys shall have received in escrow, all Closing Documents as specified in Section 9, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

          (c) the Seller shall have delivered and released to the Purchaser or its designee all documents required to be so delivered hereunder; and

          (d) all other terms and conditions of this Agreement shall have been complied with.

          Subject to the foregoing conditions, the Initial Purchaser shall pay to the Seller on the Closing Date the Purchase Price, plus accrued interest pursuant to Section 4, by wire transfer of immediately available funds to the account designated by the Seller.

          SECTION 9.  Closing Documents.
                      -----------------

          On or before the Closing Date, the Seller shall submit to the Initial Purchaser fully executed originals of the following documents:

          1    this Agreement, in four (4) counterparts;

          2    a Custodial Account Letter Agreement in the form attached as
               Exhibit 5 hereto;
               ---------

          3    an Escrow Account Letter Agreement in the form attached as
               Exhibit 6 hereto;
               ---------

          4    an Officer's Certificate, in the form of Exhibit 1 hereto,
                                                        ---------
               including all attachments thereto;

          5    an Opinion of Counsel of the Seller, in the form of Exhibit 2
                                                                  ---------
               hereto;

          6    the Confirmation;

          7    the Mortgage Loan Schedule, one copy to be attached hereto;

          8    the Seller's underwriting guidelines;

          9 a letter agreement, dated September 29, 1998, between National Mortgage Corporation and the Seller under which National Mortgage Corporation makes certain representations, warranties and covenants (which shall be identical to those made by the Seller in Section 7 hereof) to the Seller with respect to the Mortgage Loans, which shall be acceptable to the Initial Purchaser;

          10 a Security Release Certification, in a form acceptable to the Initial Purchaser, if any of the Mortgage Loans has at any time been subject to any security interest, pledge or hypothecation for the benefit of any Person; and

          11 a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable.

          SECTION 10.  Costs.  The Initial Purchaser shall pay any commissions
                       -----
due its salesmen and the legal fees and expenses of its attorneys. All costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including without limitation recording fees, fees for title policy endorsements and continuations, fees for recording Assignments of Mortgage and the Seller's attorney's fees, shall be paid by the Seller.

          SECTION 11.  Seller's Servicing Obligations.
                       ------------------------------

          Subsection 11.01  Seller to Act as Servicer.
                            -------------------------

          The Seller, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement during the Interim Servicing Period and shall have full power and authority, acting alone or through Sub-Servicers as provided in Subsection 11.27, to do or cause to be done any and all things in connection with such servicing and administration which the Seller may deem necessary or desirable and consistent with the terms of this Agreement.

          Consistent with the terms of this Agreement, the Seller may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Seller's reasonable and prudent determination such waiver, modification, postponement or indulgence is consistent with the goal of collecting all amounts due under the related Mortgage Loan; provided, however, that the Seller shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment thereof or of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), make additional advances of additional principal or extend the final maturity date on such Mortgage Loan. Without limiting the generality of the foregoing, the Seller shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself, and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. If reasonably required by the Seller, the Purchaser shall furnish the Seller and any Sub-Servicer with any powers of attorney and other documents necessary or appropriate to enable the Seller and any Sub-Servicer to carry out their servicing and administrative duties under this Agreement.

          In servicing and administering the Mortgage Loans, the Seller shall employ procedures, including collection procedures, and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to accepted mortgage servicing practices of prudent lending institutions that service mortgage loans made to borrowers of similar credit quality as the Mortgagors on the Mortgage Loans and the Purchaser's reliance on the Seller.

          Subsection 11.02  Collection of Mortgage Loan Payments.
                            -------------------------------------

          Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Seller shall proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Seller shall take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

          Subsection 11.03  Realization Upon Defaulted Mortgage Loans.
                            -----------------------------------------

          (a) The Seller shall use its best efforts, consistent with the procedures that the Seller would use in servicing loans for its own account, to foreclose upon or otherwise comparably convert the ownership of those Mortgaged Properties securing Mortgage Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Subsection 11.01. The Seller shall use its best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Seller shall not be required to expend its own funds toward the restoration of such property in excess of $2,000 unless it shall determine in its discretion (i) that such restoration will, in the Seller's good faith judgement, increase the proceeds of liquidation of the related Mortgage Loan to the Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Seller through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Subsection 11.05. In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Seller shall take such action as it shall deem to be in the best interest of the Purchaser. In the event that any payment due under any Mortgage Loan remains delinquent for a period of ninety (90) days or more, the Seller shall commence foreclosure proceedings, provided that prior to commencing foreclosure proceedings, the Seller shall notify the Purchaser in writing of the Seller's intention to do so, and the Seller shall not commence foreclosure proceedings if the Purchaser objects to such action within ten (10) Business Days of receiving such notice. The Seller shall notify the Purchaser in writing of the commencement of foreclosure proceedings. In such connection, the Seller shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from Liquidation Proceeds or REO Disposition proceeds from the related Mortgaged Property, as contemplated in Subsection 11.05.

          (b) Notwithstanding the foregoing provisions of this Subsection 11.03, with respect to any Mortgage Loan as to which the Seller has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged

Property, the Seller shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action, with respect to, such Mortgaged Property if, as a result of any such action, the Purchaser would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Seller has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

          (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Purchaser to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

          (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Purchaser to take such actions with respect to the affected Mortgaged Property.

          The cost of the environmental audit report contemplated by this Subsection 11.03 shall be advanced by the Seller, subject to the Seller's right to be reimbursed therefor from the Custodial Account as provided in Subsection 11.05(vii).

          If the Seller determines, as described above, that it is in the best economic interest of the Purchaser to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Seller shall take such action as it deems to be in the best economic interest of the Purchaser. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Seller, subject to the Seller's right to be reimbursed therefor from the Custodial Account as provided in Subsection 11.05(vii).

          (c) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Seller
                                               -----
for any related unreimbursed Servicing Advances, pursuant to Subsection

11.05(iii); second, to accrued and unpaid interest on the Mortgage Loan, to the
            ------
date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of
                                                    -----
principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Seller as follows: first, to unpaid Servicing Fees; and second, to the balance of the
         -----                                ------
interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Seller pursuant to Subsection 11.05(iii). The portion of the recovery allocated to interest (net of unpaid Servicing Fees) and the portion of the recovery allocated to principal of the Mortgage Loan shall be applied as part of the amounts to be distributed to the Purchaser in accordance with Subsection 11.14.

          Subsection 11.04  Establishment of Custodial Accounts; Deposits in
                            ------------------------------------------------
                            Custodial Accounts.
                            -------------------

          The Seller shall segregate and hold or cause the Sub-Servicer to segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts; provided, however, that collections on the Mortgage Loans may be held for one Business Day in the general clearing account for mortgage loan collections prior to being credited to the Custodial Account. The creation of any Custodial Account shall be evidenced by a Custodial Account Letter Agreement in the form of Exhibit 6.
                                ---------

          The Seller shall deposit in the Custodial Account on a daily basis, and retain therein the following payments and collections received by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date:

          (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

          (ii)  all payments on account of interest on the Mortgage Loans;

          (iii) all Liquidation Proceeds;

          (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Subsections 11.10 and 11.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Seller's normal servicing procedures, the loan documents or applicable law;

          (v) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Seller's normal servicing procedures, the loan documents or applicable law;

          (vi)   [Reserved]

          (vii) all proceeds of any Mortgage Loan repurchased by the Seller in accordance with Subsections 7.03 and 7.04 and all amounts required to be deposited by the Seller in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Subsection 7.03;

          (viii) any amounts required to be deposited by the Seller pursuant to Subsection 11.11 in connection with the deductible clause in any blanket hazard insurance policy. Such deposit shall be made from the Seller's own funds, without reimbursement therefor;

          (ix) any amounts required to be deposited by the Seller in connection with any REO Property pursuant to Subsection 11.13; and

          (x) any amounts required to be deposited in the Custodial Account pursuant to Subsections 11.19 or 11.20.

          The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Subsection 11.19, need not be deposited by the Seller in the Custodial Account, and may be retained by the Seller as additional servicing compensation. Such Custodial Account shall be an Eligible Account. Any interest or earnings on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Seller and the Seller shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Subsection 11.05(iv). The Seller shall give notice to the Purchaser of the location of the Custodial Account when established and prior to any change thereof.

          If the balance on deposit in the Custodial Account exceeds $75,000 as of the commencement of business on any Business Day and the Custodial Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of Eligible Account, the Seller shall, on or before twelve o'clock noon Eastern Standard Time on such Business Day, withdraw from the Custodial Account any and all amounts payable to the Purchaser and remit such amounts to the Purchaser by wire transfer of immediately available funds. This paragraph shall not be applicable to a Custodial Account that is an Eligible Account pursuant to clause
(i) or (iii) of the definition of Eligible Account.

          Subsection 11.05  Permitted Withdrawals From the Custodial Account.
                            ------------------------------------------------

     The Seller may, from time to time, withdraw from the Custodial Account for the following purposes:

          (i) to make distributions to the Purchaser in the amounts and in the manner provided for in Subsection 11.14;

          (ii)   [Reserved];

          (iii) to reimburse itself for unreimbursed Servicing Advances, the Seller's right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds and such other amounts as may be collected by the Seller from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, the Seller's right thereto shall be prior to the rights of the Purchaser, except that, where the Seller is required to repurchase a Mortgage Loan, pursuant to Subsection 7.03, the Seller's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Subsection 7.03 and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loans;

          (iv) to pay to itself pursuant to Subsection 11.22 as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Distribution Date), and (b) the Servicing Fee from that portion of any payment or recovery as to interest on a particular Mortgage Loan;

          (v) to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Subsection 7.03 all amounts received thereon and not distributed as of the date on which the related Repurchase Price is determined;

          (vi)   [Reserved]

          (vii) to pay, or to reimburse the Seller for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Subsection 11.03, but only to the extent of amounts received in respect of the Mortgage Loans to which such expense is attributable; and

          (viii) to clear and terminate the Custodial Account on the termination of this Agreement.

          The Seller shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such subclauses (iii), (v), and (vii) above.

          Subsection 11.06  Establishment of Escrow Accounts: Deposits in Escrow
                            ----------------------------------------------------
                            Accounts.
                            --------

          The Seller shall segregate and hold or cause the Sub-Servicer to segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts; provided, however, that collections on the Mortgage Loans (including Escrow Payments) may be held for one Business Day in the Seller's general clearing account for Mortgage Loan collections prior to being credited to the appropriate Escrow Account. The creation of any Escrow Account shall be evidenced by an Escrow Account Letter Agreement in the form of Exhibit 6.
                         ---------

          The Seller or the Sub-Servicer shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Seller shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Subsection 11.08. The Seller shall be entitled to retain, as additional servicing compensation, any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Seller shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

          Subsection 11.07  Permitted Withdrawals From Escrow Account.
                            -----------------------------------------

          Withdrawals from the Escrow Account may be made by the Seller or the Sub-Servicer (i) to effect timely payments of ground rents, taxes, assessments, water rates, hazard insurance premiums, Primary Mortgage Insurance Policy premiums, if applicable, and comparable items, (ii) to reimburse the Seller for any Servicing Advance made by the Seller with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Custodial Account in accordance with the terms of this Agreement, (v) for application to the restoration or repair of the Mortgaged Property, (vi) to pay to the Seller, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account, or (vii) to clear and terminate the Escrow Account on the termination of this Agreement.

          Subsection 11.08  Payment of Taxes, Insurance and Other Charges.
                            ---------------------------------------------

          With respect to each Mortgage Loan, the Seller shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including insurance renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Seller in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Seller shall determine that any such payments are made by the Mortgagor at the time they first become due. The Seller assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

          Subsection 11.09  Transfer of Accounts.
                            ---------------------

          The Seller may transfer the Custodial Account or the Escrow Account to a different depository institution from time to time. Such transfer shall be made only upon obtaining the consent of the Purchaser, which consent shall not be unreasonably withheld. In any case, the Custodial Account and Escrow Account shall be Eligible Accounts.

          Subsection 11.10  Maintenance of Hazard Insurance.
                            -------------------------------

          The Seller shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the outstanding principal balance of the Mortgage Loan, or (iii) the maximum insurable value of the improvements as established by the insurer in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Seller will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the Mortgage Loan or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as amended. The Seller also shall maintain on any REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the amount required to be maintained for such REO Property when it was a Mortgage Loan as provided above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Pursuant to Subsection 11.04, any amounts collected by the Seller under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Seller's normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Subsection 11.05. Any cost incurred by the Seller in maintaining any such insurance shall not, for the purpose of calculating distributions to the Purchaser, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance need be required by the Seller of the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Seller, or upon request to the Purchaser, and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount of, or material change in, coverage to the Seller. The Seller shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Seller shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating of B/III or A/II or better in Best's Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

          Subsection 11.11  Maintenance of Mortgage Impairment Insurance Policy.
                            ---------------------------------------------------

          In the event that the Seller shall obtain and maintain a mortgage impairment or blanket policy issued by an issuer that has a Best rating of A:VI insuring against hazard losses on all of Mortgaged Properties securing the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Subsection 11.10 and otherwise complies with all other requirements of Subsection 11.10, the Seller shall conclusively be deemed to have satisfied its obligations as set forth in Subsection 11.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Seller shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Subsection 11.10, and there shall have been one or more losses which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Seller agrees to prepare and present on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Purchaser, the Seller shall cause to be delivered to the Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days prior written notice to the Purchaser.

          Subsection 11.12  Fidelity Bond; Errors and Omissions Insurance.
                            ---------------------------------------------

          The Seller shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that meet the requirements of FNMA or FHLMC on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Seller against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such fidelity bond shall also protect and insure the Seller against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement. No provision of this Subsection 11.12 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Seller from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Sellers' and Servicers' Guide. Upon request of the Purchaser, the Seller shall cause to be delivered to the Purchaser a certified true copy of the fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without thirty (30) days prior written notice to the Purchaser.

          Subsection 11.13  Title, Management and Disposition of REO Property.
                            -------------------------------------------------

          In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Seller or its Sub-Servicer or such other person, if any, designated by the Purchaser. Any Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

          The Seller shall either itself or through an agent selected by the Seller, manage, conserve, protect and operate each REO Property (and may temporarily rent the same) in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO Property are held, the Seller shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" within the meaning of Section 860G(c)(2) of the Code. The Seller shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Seller shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Seller to the Purchaser. The Seller shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one (1) year after title has been taken to such REO Property, unless the Seller determines, and gives appropriate notice to the Purchaser, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one (1) year is necessary to sell any REO property, (i) the Seller shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Seller as mortgagee, and a separate servicing agreement between the Seller and the Purchaser shall be entered into with respect to such purchase money mortgage. Notwithstanding the foregoing, if a REMIC election is made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, such REO Property shall be disposed of within two (2) years or such other period as may be permitted under Section 860G(a)(8) of the Code.

          With respect to each REO Property, the Seller shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall establish and maintain a separate REO Account for each REO Property in the form of a non-interest bearing demand account, unless an Opinion of Counsel is obtained by the Seller to the effect that the classification as a grantor trust or REMIC for federal income tax purposes of the arrangement under which the Mortgage Loans and the REO Property is held will not be adversely affected by holding such funds in another manner. Each REO Account shall be established with the Seller or, with the prior consent of the Purchaser, with a commercial bank, a mutual savings bank or a savings association. The creation of any REO Account shall be evidenced by a letter agreement substantially in the form of the Custodial Account Letter Agreement attached as Exhibit 6 hereto. An
                                                   ---------
original of such letter agreement shall be furnished to any Purchaser upon request.

          The Seller shall deposit or cause to be deposited, on a daily basis in each REO Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Subsection 11.10 hereof and the fees of any managing agent acting on behalf of the Seller. The Seller shall not be entitled to retain interest paid or other earnings, if any, on funds deposited in such REO Account. On or before each Determination Date, the Seller shall withdraw from each REO Account and deposit into the Custodial Account the net income from the REO Property on deposit in the REO Account.

          The Seller shall furnish to the Purchaser on each Distribution Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operating statement shall be accompanied by such other information as the Purchaser shall reasonably request.

          Each REO Disposition shall be carried out by the Seller at such price and upon such terms and conditions as the Seller deems to be in the best interest of the Purchaser only with the prior written consent of the Purchaser. If as of the date title to any REO Property was acquired by the Purchaser or its designee there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Seller, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to the Seller as provided above, shall be deposited in the REO Account and shall be transferred to the Custodial Account on the Determination Date in the month following receipt thereof for distribution on the succeeding Distribution Date in accordance with Subsection 11.14.

          Subsection 11.14  Distributions.
                            -------------

          On each Distribution Date, the Seller shall distribute to the Purchaser all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Subsection 11.05, minus any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the related Due Period.

          All distributions made to the Purchaser on each Distribution Date will be made to the Initial Purchaser or any subsequent Purchaser as most recently identified to the Seller in writing by the previous Purchaser, and shall be based on the Mortgage Loans owned and held by the Purchaser, and shall be made by wire transfer of immediately available funds to the account of the Purchaser at a bank or other entity having appropriate facilities therefor, if the Purchaser shall have so notified the Seller or by check mailed to the address of the Purchaser.

          With respect to any remittance received by the Purchaser on or after the second Business Day following the Business Day on which such payment was due, the Seller shall pay to the Purchaser interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time at its principal office by The Chase Manhattan Bank, New York, New York, as its prime lending rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Seller to the Purchaser on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with such late payment. The payment by the Seller of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Seller.

          Subsection 11.15  Remittance Reports.
                            ------------------

          The Seller shall furnish to the Purchaser or its designee on each Distribution Date a computer tape containing, and a hard copy of, the monthly data, the determination data and remittance report, as further described and set forth in Exhibit 8, for the Mortgage Loans for the preceding calendar month,
         ---------
together with such other information with respect to the Mortgage Loans as the Purchaser may reasonably require to allocate distributions made pursuant to this Agreement and provide appropriate statements with respect to such distributions.

          Subsection 11.16  Statements to the Purchaser.
                            ---------------------------

          Not later than fifteen (15) days after each Distribution Date, the Seller shall forward to the Purchaser or its designee a statement prepared by the Seller setting forth the status of the Custodial Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Custodial Account of each category of deposit specified in Subsection 11.04 and each category of withdrawal specified in Subsection 11.05.

          In addition, not more than sixty (60) days after the end of each calendar year, the Seller shall furnish to each Person who was the Purchaser at any time during such calendar year, (i) as to the aggregate of remittances for the applicable portion of such year, an annual statement in accordance with the requirements of applicable federal income tax law, and (ii) a listing of the principal balances of the Mortgage Loans outstanding at the end of such calendar year or at the expiration of the Interim Servicing Period if the Seller was terminated as servicer hereunder during such calendar year.

          The Seller shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to any Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Seller shall provide the Purchaser with such information concerning the Mortgage Loans (during the period they were serviced by the Seller) as is necessary for the Purchaser to prepare its federal income tax return as any Purchaser may reasonably request from time to time.

          Subsection 11.17  Real Estate Owned Reports.
                            -------------------------

          Together with the statement furnished pursuant to Subsection 11.13, with respect to any REO Property, the Seller shall furnish to the Purchaser a statement covering the Seller's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month, together with the operating statement. Such statement shall be accompanied by such other information as the Purchaser shall reasonably request.

          Subsection 11.18  Liquidation Reports.
                            -------------------

          Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed-in-lieu of foreclosure, the Seller shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

          Subsection 11.19  Assumption Agreements.
                            ---------------------

          The Seller shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable thereto; provided, however, that the Seller shall not exercise any such rights if prohibited by law from doing so. If the Seller reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Seller shall use reasonable efforts to enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Subsection 11.19, the Seller is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

          In connection with any such assumption or substitution of liability, the Seller shall follow the underwriting practices and procedures included in the NMC Non-Conforming Program Guide. With respect to an assumption or substitution of liability, the Mortgage Interest Rate, the amount of the Monthly Payment, and the final maturity date of such Mortgage Note may not be changed. The Seller shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Seller for entering into an assumption or substitution of liability agreement in excess of one percent (1%) of the outstanding principal balance of the Mortgage Loan shall be deposited in the Custodial Account pursuant to Subsection 11.04.

          Notwithstanding the foregoing paragraphs of this Subsection or any other provision of this Agreement, the Seller shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Seller may be restricted by law from preventing, for any reason whatsoever. For purposes of this Subsection 11.19, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

          Subsection 11.20  Satisfaction of Mortgages and Release of Mortgage
                            -------------------------------------------------
                            Files.
                            -----

          Upon the payment in full of any Mortgage Loan, or the receipt by the Seller of a notification that payment in full will be escrowed in a manner customary for such purposes, the Seller will immediately notify the Purchaser by a certification of a servicing officer of the Seller (a "Servicing Officer"), which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Subsection 11.04 have been or will be so deposited, and shall request execution of any document necessary to satisfy the Mortgage Loan and delivery to it of the portion of the Mortgage File held by the Purchaser or the Purchaser's designee. Upon receipt of such certification and request, the Purchaser, shall promptly release the related mortgage documents to the Seller and the Seller shall prepare and process any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Purchaser.

          In the event the Seller satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage and without the prior written consent of the Purchaser, the Seller, upon written demand, shall remit to the Purchaser the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Seller shall maintain the fidelity bond insuring the Seller against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

          From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loan, the Purchaser shall, upon request of the Seller and delivery to the Purchaser of a servicing receipt signed by a Servicing Officer, release the requested portion of the related Mortgage File held by the Purchaser to the Seller. Such servicing receipt shall obligate the Seller to return the related Mortgage documents to the Purchaser when the need therefor by the Seller no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Seller has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Seller.

          Subsection 11.21  Servicing Advance Reimbursement
                            -------------------------------

          The Purchaser shall reimburse the Seller for unreimbursed Servicing Advances that the Seller actually expended as servicer which the Seller would have otherwise been entitled to recover upon receipt of collections from the related Mortgagor pursuant to Section 11.05(iii), but for the termination of the Interim Servicing Period. The Seller shall deliver to the Purchaser a detailed statement of such unreimbursed Servicing Advances within fifteen (15) days of the termination of the Interim Servicing Period, and the Purchaser shall reimburse the Seller for such unreimbursed Servicing Advances within thirty (30) days of receipt of such statement.

          Subsection 11.22  Servicing Compensation.
                            ----------------------

          As compensation for its services hereunder, the Seller shall, subject to Subsection 11.04(x), be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Seller's Servicing Fee. Additional servicing compensation in the form of assumption fees, as provided in Subsection 11.19, and late payment charges or otherwise during the Interim Servicing Period shall be retained by the Seller to the extent not required to be deposited in the Custodial Account. The Seller shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

          Subsection 11.23  Statement as to Compliance.
                            --------------------------

          The Seller will deliver to the Purchaser not later than ninety (90) days following the end of each fiscal year of the Seller, which as of the Closing Date ends on the last day in December in each calendar year, an Officer's Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Seller during the preceding year and of performance under this

Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Seller has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of such statement shall be provided by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans.

          Subsection 11.24  Independent Public Accountants' Servicing Report.
                            ------------------------------------------------

          Not later than ninety (90) days following the end of each fiscal year of the Seller, the Seller at its expense shall cause a firm of independent public accountants (which may also render other services to the Seller) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser or its designee to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or of mortgage loans under pooling and servicing agreements (including the Mortgage Loans and this Agreement) substantially similar one to another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Attestation Program for Mortgages serviced for FHLMC, such firm confirms that such servicing has been conducted in compliance with such pooling and servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers or the Attestation Program for Mortgages serviced for FHLMC requires it to report. Copies of such statement shall be provided by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans.

          Subsection 11.25  Access to Certain Documentation.
                            -------------------------------

          The Seller shall provide to the Office of Thrift Supervision, the FDIC and any other federal or state banking or insurance regulatory authority that may exercise authority over the Purchaser access to the documentation regarding the Mortgage Loans serviced by the Seller required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Seller. In addition, access to the documentation will be provided to the Purchaser and any Person identified to the Seller by the Purchaser without charge, upon reasonable request during normal business hours at the offices of the Seller.

          Subsection 11.26  Notification of Adjustments.
                            ---------------------------

          On each Adjustment Date, the Seller shall make interest rate adjustments for each Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note. The Seller shall execute and deliver the notices required by each Mortgage and Mortgage Note regarding interest rate adjustments. The Seller also shall provide timely notification to the Purchaser of all applicable data and information regarding such interest rate adjustments and the Seller's methods of implementing such interest rate adjustments. Upon the discovery by the Seller or the Purchaser that the Seller has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Seller shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor.

          Subsection 11.27  Sub-Servicing Agreements Between Seller and Sub-
                            -----------------------------------------------
                            Servicers.
                            ---------

          (a) The Seller may enter into Sub-Servicing Agreements with Sub-Servicers for the servicing and administration of the Mortgage Loans; provided
                                                                      --------
however that nothing in this Agreement shall be deemed to grant any rights in
-------
the Mortgage Loans to any Sub-Servicer following the termination of the Interim Servicing Period. Subject to Section 16, the Seller and the Sub-Servicers may make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Purchaser, without the consent of the Purchaser.

          (b) As part of its servicing activities hereunder, the Seller, for the benefit of the Purchaser, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement, or to purchase a Mortgage Loan on account of defective documentation or on account of a breach of a representation or warranty, as described in Subsections 7.01 and 7.02. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Seller, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Seller shall pay the costs of such enforcement at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due hereunder in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

          (c) As of the Closing Date, the Purchaser agrees that National Mortgage Corporation is an acceptable Sub-Servicer hereunder.

          Subsection 11.28  Successor Sub-Servicers.
                            -----------------------

          The Seller shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Seller without any act or deed on the part of such Sub-Servicer or the Seller, and the Seller either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Subsection 11.27. If the Seller enters into a Sub-Servicing Agreement with a successor Sub-Servicer, the Seller shall use reasonable efforts to have the successor Sub-Servicer assume liability for the representations and warranties made by the terminated Sub-Servicer in respect of the related Mortgage Loans, and in the event of any such assumption by the successor Sub-Servicer, the Seller may, in the exercise of its business judgment, release the terminated Sub-Servicer from liability for such representations and warranties.

          Subsection 11.29  Liability of the Seller.
                            -----------------------

          Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Seller and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Seller shall remain obligated and liable to the Initial Purchaser for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer for any acts and omissions and to the same extent and under the same terms and conditions as if the Seller alone were servicing and administering the Mortgage Loans and any other transactions or services relating to the Mortgage Loans involving the Sub-Servicer shall be deemed to be between the Sub-Servicer and the Seller alone and the Purchaser shall have no obligations, duties or liabilities with respect to the Sub-Servicer including no obligation, duty or liability of the Purchaser to pay Sub-Servicer's fees and expenses except pursuant to an assumption of the Seller's obligations pursuant to Section 16. For purposes of this Agreement, the Seller shall be deemed to have received payments on Mortgage Loans when the Sub-Servicer has received such payments. The Seller shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Seller by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification. The Seller shall pay all fees and expenses of the Sub-Servicer from its own funds, the Servicing Fee or other amounts permitted to be retained by or reimbursed to the Seller hereunder.

          Subsection 11.30  No Contractual Relationship Between Sub-Servicers
                            -------------------------------------------------
                            and Purchaser.
                            -------------

          Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such and not as an originator shall be deemed to be between the Sub-Servicer and the Seller alone, and the Initial Purchaser shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 16.

          SECTION 12.  [Reserved]

          SECTION 13.  The Seller.
                       ----------

          Subsection 13.01.  Additional Indemnification by the Seller.
                             ----------------------------------------

          In addition to the indemnification provided in Subsection 7.03, the Seller shall indemnify the Purchaser and hold the Purchaser harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Seller to perform its obligations under this Agreement including but not limited to its obligation to service and administer the Mortgage Loans in compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Section 12.

          Subsection 13.02.  Merger or Consolidation of the Seller.
                             -------------------------------------

          The Seller shall keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans, and to enable the Seller to perform its duties under this Agreement.

          Any Person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, for so long as the Seller is servicing Mortgage Loans for the Purchaser under this Agreement, the successor or surviving Person shall be an institution whose deposits are insured by FDIC or a company whose business is the origination and servicing of mortgage loans, shall be a FNMA or FHLMC approved seller/servicer and shall satisfy any requirements of Section 16 with respect to the qualifications of a successor to the Seller.

          Subsection 13.03.  Limitation on Liability of the Seller and Others.
                             ------------------------------------------------

          Neither the Seller nor any of the officers, employees or agents of the Seller shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith in connection with the servicing of the Mortgage Loans pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Seller or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Seller and any officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its obligation to sell or duty to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Seller may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser shall be liable, the Seller shall be entitled to reimbursement therefor from the Purchaser upon written demand except when such expenses, costs and liabilities are subject to the Seller's indemnification under Subsections
7.03 or 13.01.

          Subsection 13.04.  Seller Not to Resign.
                             --------------------

          The Seller shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Seller and the Purchaser or upon the determination that its servicing duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Seller in which event the Seller may resign as servicer. Any such determination permitting the resignation of the Seller as servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance reasonably acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Seller's responsibilities and obligations hereunder in the manner provided in Section 16.

          Subsection 13.05.  No Transfer of Servicing.
                             ------------------------

          With respect to the retention of the Seller to service the Mortgage Loans during the Interim Servicing Period, the Seller acknowledges that the Purchaser has acted in reliance upon the Seller's independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, the Seller shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Purchaser, which consent will not be unreasonably withheld.

          SECTION 14.  Default.
                       -------

          Subsection 14.01.  Events of Default.
                             -----------------

          In case one or more of the following Events of Default by the Seller shall occur and be continuing, that is to say:

          (i) any failure by the Seller to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of three (3) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser; or

          (ii) failure on the part of the Seller duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Seller set forth in this Agreement which continues unremedied for a period of thirty (30) days (except that such number of days shall be fifteen (15) in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

          (iv) the Seller shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or of or relating to all or substantially all of its property; or

          (v) the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (vi) failure by the Seller or the Sub-Servicer to be in compliance with the "doing business" or licensing laws of any jurisdiction where a Mortgaged Property is located if such failure has an adverse effect on the value of the related Mortgage Loans, the enforceability of such Mortgage Loans or the interests of the Purchaser in such Mortgage Loans; or

          (vii) the Sub-Servicer ceases to meet the qualifications of either a FNMA or FHLMC seller/servicer; or

          (viii) the Seller attempts to assign its right to servicing compensation hereunder or the Seller attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Seller may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Seller as servicer under this Agreement. On or after the receipt by the Seller of such written notice, all authority and power of the Seller to service the Mortgage Loans under this Agreement shall on the date set forth in such notice pass to and be vested in the successor appointed pursuant to Section 16.

          Subsection 14.02.  Waiver of Defaults.
                             ------------------

          The Purchaser may waive any default by the Seller in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

          SECTION 15.  Termination.  The respective obligations and
                       -----------
responsibilities of the Seller, as servicer, shall terminate at the expiration of the Interim Servicing Period unless terminated on an earlier date at the option of the Purchaser pursuant to Section 14. Upon written request from the Purchaser in connection with any such termination, the Seller shall prepare, execute and deliver, any and all documents and other instruments, place in the Purchaser's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Seller's sole expense. The Seller agrees to cooperate with the Purchaser and such successor in effecting the termination of the Seller's responsibilities and rights hereunder as servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Seller to the Custodial Account, REO Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

          SECTION 16.  Successor to the Seller.  Prior to termination of the
                       -----------------------
Seller's responsibilities and duties under this Agreement pursuant to Section 14 or 15, the Purchaser shall (i) succeed to and assume all of the Seller's responsibilities, rights, duties and obligations under this Agreement and the Sub-Servicing Agreements, or (ii) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Seller as servicer under this Agreement and the Sub-Servicing Agreements. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Seller's duties, responsibilities and liabilities as servicer under this Agreement should be terminated pursuant to the aforementioned Sections, the Seller shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of the Purchaser or such successor. The termination of the Seller as servicer pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section 16 and shall in no event relieve the Seller of the representations and warranties made pursuant to Subsections 7.01 and 7.02 and the remedies available to the Purchaser under Subsection 7.03 or 7.04, it being understood and agreed that the provisions of such Subsections 7.01, 7.02 and
7.03 and 7.04 shall be applicable to the Seller notwithstanding any such resignation or termination of the Seller, or the termination of this Agreement.

          Any successor appointed as provided herein shall execute, acknowledge and deliver to the Seller and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Seller, with like effect as if originally named as a party to this Agreement, provided, however, that such successor shall not assume, and Seller shall indemnify such successor for, any and all liabilities arising out of the Seller's acts as servicer. Any termination of the Seller as servicer pursuant to Section 14 or 15 shall not affect any claims that the Purchaser may have against the Seller arising prior to any such termination or resignation or remedies with respect to such claims.

          The Seller shall timely deliver to the successor the funds in the Custodial Account, REO Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the Seller shall account for all funds. The Seller shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Seller as servicer. The successor shall make arrangements as it may deem appropriate to reimburse the Seller for amounts the Seller actually expended as servicer pursuant to this Agreement which the successor is entitled to retain hereunder and which would otherwise have been recovered by the Seller pursuant to this Agreement but for the appointment of the successor servicer.

          SECTION 17.  Financial Statements.  The Seller understands that in
                       --------------------
connection with the Purchaser's marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers the Seller's financial statements for the most recently completed three (3) fiscal years respecting which such statements are available. The Seller also shall make available any comparable interim statements to the extent any such statements have been prepared by the Seller (and are available upon request to members or stockholders of the Seller or the public at large). The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above. The Seller also shall make available information on its servicing performance with respect to mortgage loans serviced for others, including delinquency ratios relating to the most recently completed three fiscal years..

          The Seller also agrees to allow reasonable access to knowledgeable financial, accounting, origination and servicing officers of the Seller for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller, its loan origination or servicing practices or the financial statements of the Seller.

          SECTION 18.  Mandatory Delivery; Grant of Security Interest. The sale
                       ----------------------------------------------
and delivery of all of the Mortgage Loans on or before the Closing Date is mandatory from and after the date of the execution of the Confirmation, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Initial Purchaser for the losses and damages incurred by the Initial Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller's failure to deliver each of the related Mortgage Loans or one or more Mortgage Loans otherwise acceptable to the Purchaser on or before the Closing Date. The Seller hereby grants to the Initial Purchaser a lien on and a continuing security interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Initial Purchaser subject to the Initial Purchaser's (i) right to reject any Mortgage Loan under the terms of this Agreement and the Confirmation, and (ii) obligation to pay the Purchase Price for the Mortgage Loans. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

          SECTION 19.  Notices. All demands, notices and communications
                       -------
hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

               (i)       if to the Seller:

                         National Mortgage Sales Corporation
                         7600 East Orchard Road, Suite 330S
                         Attention: Mr. Scott Colclough and Mr. Craig Stulz

               (ii)      with a copy to:

                         Howard J. Glicksman, Esq.
                         Plaza Tower One, Suite 1200
                         6400 South Fiddler's Green Circle
                         Englewood, Colorado 80111

               (iii)     if to the Purchaser:

                         Salomon Brothers Realty Corp.
                         Seven World Trade Center
                         New York, New York 10048
                         Attention: Mr. Matthew Bollo

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

          SECTION 20.  Severability Clause. Any part, provision, representation
                       -------------------
or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

          SECTION 21.  Counterparts. This Agreement may be executed
                       ------------
simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

          SECTION 22.  Governing Law.  This Agreement shall be construed in
                       -------------
accordance with the laws of the State of New York without regard to any conflicts of laws provisions and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal law.

          SECTION 23.  Intention of the Parties.  It is the intention of the
                       ------------------------
parties that the Initial Purchaser is purchasing, and the Seller is selling, the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Initial Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Initial Purchaser in the course of such review.

          SECTION 24.  Successors and Assigns.  This Agreement shall bind and
                       ----------------------
inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective successors and assigns of the Seller and the Purchaser. The Purchaser may assign this Agreement to any Person to whom any Mortgage Loan is transferred whether pursuant to a sale or financing and to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred. Upon any such assignment and written notice thereof to the Seller, the Person to whom such assignment is made shall succeed to all rights and obligations of the Purchaser under this Agreement to the extent of the related Mortgage Loan or Mortgage Loans and this Agreement, to the extent of the related Mortgage Loan or Loans, shall be deemed to be a separate and distinct Agreement between the Seller and such Purchaser, and a separate and distinct Agreement between the Seller and each other Purchaser to the extent of the other related Mortgage Loan or Loans. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the consent of the Purchaser.

          SECTION 25.  Waivers.  No term or provision of this Agreement may be
                       -------
waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

          SECTION 26.  Exhibits.  The exhibits to this Agreement are hereby
                       --------
incorporated and made a part hereof and are an integral part of this Agreement.

          SECTION 27.  Nonsolicitation. The Seller covenants and agrees that it
                       ---------------
shall not take any action to solicit the refinancing of any Mortgage Loan following the date hereof or provide information to any other entity to solicit the refinancing of any Mortgage Loan; provided that, the foregoing shall not preclude the Seller from engaging in solicitations to the general public by newspaper, radio, television or other media which are not directed solely toward the Mortgagors or from refinancing the Mortgage Loan of any Mortgagor who, without solicitation, contacts the Seller to request the refinancing of the related Mortgage Loan.

          SECTION 28.  General Interpretive Principles.  For purposes of this
                       -------------------------------
Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

          (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

          (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

          (d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

          (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

          (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

          SECTION 29.  Reproduction of Documents. This Agreement and all
                       -------------------------
documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          SECTION 30.  Further Agreements.  The Seller and the Purchaser each
                       ------------------
agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

          Without limiting the generality of the foregoing, the Seller shall cooperate with the Purchaser in connection with any Whole Loan Transfer or Pass-Through Transfer contemplated by the Initial Purchaser pursuant to Section 12 hereof. In such connection, the Seller shall (a) execute any agreement in accordance with the provisions of Section 12, and (b) provide to the Initial Purchaser or any prospective purchaser from the Initial Purchaser: (i) any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Initial Purchaser shall reasonably request; and (ii) such representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably believed necessary by the Initial Purchaser in connection with such transactions. The requirement of the Seller pursuant to (ii) above shall terminate on the final Reconstitution Date. Prior to incurring any out-of-pocket expenses pursuant to this paragraph, the Seller shall notify the Initial Purchaser in writing of the estimated amount of such expense. The Initial Purchaser shall reimburse the Seller for any such expense following its receipt of appropriate details thereof.

          IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                              SALOMON BROTHERS REALTY CORP.
                                    (Initial Purchaser)


                              By:_______________________________
                              Name:_____________________________
                              Title:____________________________



                              NATIONAL MORTGAGE SALES CORPORATION
                                         (Seller)


                              By:_______________________________
                              Name:_____________________________
                              Title:____________________________